Exhibit 3.136

Certificate of Conversion

For

“Other Business Entity”

Into

Florida Limited Liability Company

This Certificate of Conversion and attached Articles of Organization are submitted to convert the following “Other Business Entity” into a Florida Limited Liability Company in accordance with s.608.439, Florida Statutes.

1. The name of the “Other Business Entity” immediately prior to the filing of this Certificate of Conversion is:

Toll Jupiter Limited Partnership .

(Enter Name of Other Business Entity)

2. The “Other Business Entity” is a	limited partnership .

(Enter entity type. Example: corporation, limited partnership,

general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of	Florida

(Enter state, or if a non-U.S. entity, the name of the country)

on	May 5, 2005 .

(Enter date “Other Business Entity” was first organized, formed or incorporated)

3. If the jurisdiction of the “Other Business Entity” was changed, the state or country under the laws of which it is now organized, formed or incorporated:

.

4. The name of the Florida Limited Liability Company as set forth in the attached Articles of Organization:

Toll Jupiter LLC .

(Enter Name of Florida Limited Liability Company)

5. If not effective on the date of filing, enter the effective date:                             .

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Organization, if an effective date is listed therein.)

6. The conversion is permitted by the applicable law(s) governing the other business entity and the conversion complies with such law(s) and the requirements of s.608.439, F.S., in effecting the conversion.

7. The “Other Business Entity” currently exists on the official records of the jurisdiction under which it is currently organized, formed or incorporated.

Signed this 19th day of September 2008.

Signature of Member or Authorized Representative of Limited Liability Company: Individual signing affirms that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S.

Signature of Member or Authorized Representative:

Printed Name:	Mark J. Warshauer	Title:	Authorized Representative

Signature(s) on behalf of Other Business Entity: Individual(s) signing affirm(s) that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S. [See below for required signature(s).]

Signature:

Printed Name:	Mark J. Warshauer	Title:	VP of Toll FL GP Corp.

Signature:

Printed Name:	Title:

Signature:

Printed Name:	Title:

Signature:

Printed Name:	Title:

Signature:

Printed Name:	Title:

Signature:

Printed Name:	Title:

If Florida Corporation:

Signature of Chairman, Vice Chairman, Director, or Officer.

If Directors or Officers have not been selected, an Incorporator must sign.

If Florida General Partnership or Limited Liability Partnership:

Signature of one General Partner.

If Florida Limited Partnership or Limited Liability Limited Partnership:

Signatures of ALL General Partners.

All others:

Signature of an authorized person.

Fees:

Certificate of Conversion:	$25.00
Fees for Florida Articles of Organization:	$125.00
Certified Copy:	$30.00 (Optional	)
Certificate of Status:	$5.00 (Optional	)

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:

The name of the Limited Liability Company is:

Toll Jupiter LLC

(Must end with the words “Limited Liability Company, the abbreviation “L.L.C.,” or the designation “LLC.”)

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

c/o Toll Brothers, Inc.	c/o Toll Brothers, Inc.
250 Gibraltar Road	250 Gibraltar Road
Horsham, PA 19044	Horsham, PA 19044

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature:

(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

c/o CT Corporation System
Name

1200 South Pine Island Road
Florida street address (P.O. Box NOT acceptable)

Plantation FL 33324

City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S..

Registered Agent’s Signature (REQUIRED)

(CONTINUED)

ARTICLE IV - Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager “MGRM” = Managing Member

MGRM	Toll FL GP Corp.
250 Gibraltar Road
Horsham, PA 19044

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing:		.
(OPTIONAL)

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Certificate of Conversion, if an effective date listed therein.)

REQUIRED SIGNATURE:

Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true. I am aware that any false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.)

Joseph DeSanto, Authorized Representative
Typed or printed name of signee